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As filed with the Securities and Exchange Commission on July 29, 2002

Registration No. 333-62183

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0231510
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
370 Wabasha Street North St. Paul, Minnesota	55102
(Address of Principal Executive Offices)	(Zip Code)

HENKEL-ECOLAB GERMAN MANAGERS' STOCK PROGRAM
(Full Title of the Plan)

Kenneth A. Iverson, Esq.
Vice President and Secretary
Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2125
(Name, address and telephone number,
including area code, of agent for service)

        On August 25, 1998, we filed our Registration Statement on Form S-8, File No. 333-62183, relating to 60,000 shares of our common stock (including associated preferred stock purchase rights) under the Henkel-Ecolab German Managers' Stock Program (the "Managers' Plan"). As of the date of this Post-Effective Amendment No. 1, 18,791 shares have been issued under the Managers' Plan, leaving an aggregate of 41,209 shares available for issuance. We are filing this Post-Effective Amendment No. 1 to deregister the remaining 41,209 shares under the Managers' Plan that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 29, 2002.

ECOLAB INC.
By:	/s/ ALLAN L. SCHUMAN Allan L. Schuman Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on July 29, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ ALLAN L. SCHUMAN Allan L. Schuman	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director
/s/ STEVEN L. FRITZE Steven L. Fritze	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ DANIEL J. SCHMECHEL Daniel J. Schmechel	Vice President and Controller (principal accounting officer)

/s/  TIMOTHY P. DORDELL
Timothy P. Dordell, as attorney-in-fact for Leslie S. Biller, Jerry A. Grundhofer, Stefan Hamelmann, James J. Howard, William L. Jews, Joel W. Johnson, Jochen Krautter, Ulrich Lehner, Jerry W. Levin and Robert L. Lumpkins	Directors

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ECOLAB INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
24.1	Powers of Attorney	Filed herewith electronically.

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SIGNATURES
INDEX TO EXHIBITS